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LOAN NO. A-331882  WASHINGTON
                                                                  EXHIBIT 10.43

                                PROMISSORY NOTE
                                ---------------

$20,200,000.00                                          As of February 13, 1996
                              --------------------
                              (Place of Execution)

        For value received, the undersigned, herein called "Borrower," promises to pay to the order of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, who, together with any subsequent holder of this note, is hereinafter referred to as "Lender", at 720 E. Wisconsin Avenue, Milwaukee, WI 53202 or at such other place as Lender shall designate in writing, in coin or currency which, at the time or times of payment, in legal tender for public and private debts in the United States, the principal sum of TWENTY MILLION TWO HUNDRED THOUSAND DOLLARS or so much thereof as shall have been advanced from time to time plus interest on the outstanding principal balance at the rate and payable as follows:

                Interest shall accrue from the date of advance until maturity at the rate of seven and fifty hundredths percent (7.50%) per annum (the "Interest Rate").

                Accrued interest shall be paid on the fifteenth day of the month following the first advance and on the fifteenth day of each of the next six months. On the fifteenth day of the seventh month (the "Initial Amortization Date") and on the fifteenth day of each and every month thereafter, installments of principal and interest shall be paid in the amount of $149,277.00 until maturity. The amortization period shall be twenty-five years. All installments shall be applied first in payment of interest, and the remainder of each installment shall be applied on principal. The entire unpaid principal balance plus accrued interest thereon shall be due and payable on March 15, 2003 (the "Maturity Date").

                In the event the Sunpointe Note (as hereinafter defined) and the Facilitator Note (as hereinafter defined) are paid or otherwise satisfied in full prior to the Maturity Date, the Interest Rate on this note shall be increased by ten hundredths percent (0.10%) per annum, effective as of the date of any such payment or satisfaction. Said increased Interest Rate shall be effective through the remaining term of this note.

        Borrower shall have the one time privilege, upon thirty (30) days advance written notice, beginning June 15, 1999 of paying this note in full with a prepayment privilege fee. This fee represents consideration to Lender for loss of yield and reinvestment costs. The fee shall be the greater of Yield Maintenance of 1% of the outstanding principal balance of this note.

As used herein, "Yield Maintenance" means the amount, if any, by which
(i) the present value of the Then Remaining Payments (as hereinafter defined) calculated using a


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periodic discount rate (corresponding to the payment frequency under this note)
which, when compounded for such number of payment periods in a year, equals the per annum effective yield of the Most Recently Auctioned United States Treasury Obligation having a maturity date equal to the Maturity Date (or, if there is no such equal maturity date, then the linearly interpolated per annum effective yield of the two Most Recently Auctioned United States Treasury Obligations having maturity dates most nearly equivalent to the Maturity Date) as reported by the Wall Street Journal five business days prior to the date of prepayment exceeds (ii) the outstanding principal balance of this note (exclusive of all accrued interest).

If such United States Treasury obligation yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then the periodic discount rate shall be equal to the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported, as of five business days preceding the prepayment date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury obligations having a constant maturity most nearly equivalent to the Maturity Date.

As used herein, "Then Remaining Payments" means payments in such amounts and at such times as would have been payable subsequent to the date of such prepayment in accordance with the terms of this note.

As used herein, "Most Recently Auctioned United States Treasury Obligations" shall mean the bonds and notes with maturities of 30 years, 10 years, 5 years, 3 years and 1 year which, as of the date the prepayment privilege fee is calculated, were most recently auctioned by the United States Treasury.

Upon the occurrence of an Event of Default (as defined in the Lien Instrument) followed by acceleration of the whole indebtedness, or a condemnation or sale under threat of condemnation of all or substantially all of the Property, payment of the amount necessary to satisfy the entire indebtedness evidenced by this note will constitute an evasion of the prepayment terms hereunder and be deemed to be a voluntary prepayment hereof and such payment will, therefore (to the extent not prohibited by law) include the prepayment privilege fee required under the prepayment in full privilege recited above. If such prepayment occurs prior to June 15, 1999 and results from an Event of Default followed by an acceleration of the whole indebtedness, then such payment will, to the extent not prohibited by law, include a prepayment fee equal to the greater of Yield Maintenance or 6% of the outstanding principal balance of this note. If such prepayment occurs prior to June 15, 1999 and results in a condemnation or sale under threat of condemnation of all or substantially all of the Property, the prepayment fee shall be Yield Maintenance.

Notwithstanding the above and provided there is no default under this note, this note may be prepaid in full without a prepayment fee at any time during the last sixty (60) days of the term of this note.

        Borrower acknowledges and agrees that the Interest Rate hereunder shall be increased if certain financial statements and other reports are not furnished to Lender,

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all as described in more detail in the provision of the Lien Instrument entitled "FINANCIAL STATEMENTS".

        This note is secured by:

        (a) that certain Deed of Trust, Security Agreement and Fixture Filing dated June 13, 1994 executed by Essex Sunpointe Ltd. ("Sunpointe"), a California limited partnership, for the benefit of The Northwestern Mutual Life Insurance Company and recorded on June 13, 1994, as Document No. 94061300678, in the records of King County, Washington, as amended by that certain First Amendment of Lien Instrument of even date herewith executed by Sunpointe and The Northwestern Mutual Life Insurance Company (as so amended, the "Sunpointe Lien Instrument") covering certain property in Bellevue, King County Washington (the "Sunpointe Property");

        (b) that certain Deed of Trust, Security Agreement and Fixture Filing dated June 13, 1994 executed by Essex-Palisades Facilitator ("Facilitator"), a California limited partnership, for the benefit of The Northwestern Mutual Life Insurance Company and recorded on June 13, 1994 as Document No. 9406130080 in the records of King County, Washington, as amended by that certain First Amendment of Lien Instrument of even date herewith executed by Facilitator and The Northwestern Mutual Life Insurance Company (as so amended, the "Facilitator Lien Instrument") covering certain property in Bellevue, King County Washington (the "Facilitator Property");

        (c) Deed of Trust and Security Agreement (the "Portfolio Lien Instrument") of even date herewith executed by ESSEX PORTFOLIO L.P., a California limited partnership to FIRST AMERICAN TITLE INSURANCE COMPANY, as Trustee, for THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, covering certain property in Bellevue, King County, Washington consisting of approximately 13.98 acres (the "Sammamish View Property"), in Bellevue, King County, Washington consisting of approximately 9.09 acres (the "Emerald Ridge Property") and in Seattle, King County, Washington consisting of approximately 1.74 acres (the "Wharfside Pointe Property") (The Sammamish View Property, the Emerald Ridge Property and the Wharfside Pointe Property are collectively herein referred to as the "Portfolio Property"; the Portfolio Property, the Sunpointe Property and the Facilitator Property are collectively herein referred to as the "Property"), and the Sunpointe Lien Instrument, the Facilitator Lien Instrument and the Portfolio Lien Instrument are collectively herein referred to as the "Lien Instrument").

        Upon the occurrence of an Event of Default (as defined in the Lien Instrument), the whole unpaid principal and accrued interest shall, at the option of Lender, to be exercised at any time thereafter, become due and payable at once without notice, notice of the exercise of, and the intent to exercise, such option being hereby expressly waived.

        All persons or corporations now or at any time liable, whether primarily or secondarily, for payment of indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors and assigns, respectively, expressly waive presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection, and

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consent that the time of said payments or any part thereof may be extended by
Lender and further consent that the real or collateral security or any part thereof may be released by Lender, without in any wise modifying, altering, releasing, affecting, or limiting their respective liability or the lien of said Lien Instrument, and agree to pay reasonable attorney's fees and expenses of collection including any bankruptcy or insolvency proceeding, in case this note is placed in the hands of an attorney for collection or suit is brought thereon.

     Any principal, interest or other amounts payable under this note, the Lien Instrument or other instruments securing payment hereof, not paid when due (without regard to any notice and/or cure provisions contained herein or in any of the other loan documents executed in connection with this note), including principal becoming due by reason of acceleration by Lender of the entire unpaid balance of this note, shall bear interest from the due date thereof until paid at the Default Rate, as hereinafter defined. The term "Default Rate" is defined as the lower of a rate equal to the interest rate in effect at the time of the default as herein provided plus 5% per annum or the maximum rate permitted by law.

     No provision of this note shall require the payment or permit the collection of interest, including any fees paid which are construed under applicable law to be interest, in excess of the maximum permitted by law. If any such excess interest is collected or herein provided for, or shall be adjudicated to have been collected or be so provided for herein, the provisions of this paragraph shall govern, and Borrower shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law and any such excess collected shall, at the option of Lender, unless otherwise required by applicable law, be immediately refunded to Borrower or credited on the principal of this note immediately upon Lender's awareness of the collection of such excess.

     Notwithstanding any provision contained herein or in the Lien Instrument to the contrary, if Lender shall take action to enforce the collection of the indebtedness evidenced hereby or secured by the Lien Instrument (collectively, the "Indebtedness"), its recourse shall, except as provided below, be limited to the Property or the proceeds from the sale of the Property and the proceeds realized by Lender in exercising its rights and remedies (i) under the Absolute Assignment (as defined in the Lien Instrument), (ii) under the Additional Guarantee of even date herewith executed by Essex Property Trust, Inc., a Maryland corporation ("EPTI"), and under the Guarantee of Recourse Obligations of even date herewith executed by EPTI, both for the benefit of Lender, and under other separate guarantees, if any, (iii) under any of the other Loan Documents (as defined in the Lien Instrument) and (iv) in any other collateral securing the Indebtedness. If such proceeds are insufficient to pay the Indebtedness, Lender will never institute any action, suit, claim or demand in law or in equity against Borrower for or on account of such deficiency; provided, however, that the provisions contained in this paragraph

     (i) shall not in any way affect or impair the validity or enforceability of the Indebtedness or the Lien Instrument; and


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        (ii)    shall not prevent Lender from seeking and obtaining a judgment against Borrower, and Borrower shall be personally liable, for the Recourse Obligations; and

        (iii) shall not be applicable in the event of a violation of any of the provisions of the Lien Instrument following the caption entitled "Due on Sale" (i.e. Borrower shall be personally liable for all of the Indebtedness in the event of such violation).

As used herein, the term "Recourse Obligations" means

        (a) rents and other income from the Property from and after the date of any default under the Loan Documents remaining uncured on the date of the foreclosure sale of the Property pursuant to the Lien Instrument or the conveyance of the Property to Lender in lieu of foreclosure, which rents and other income have not been applied to the payment of principal and interest on the Note or to reasonable operating expenses of the Property,

        (b) amounts necessary to repair any damage to the Property caused by the intentional acts or intentional omissions of Borrower or its agents,

        (c) insurance loss and condemnation award proceeds released to Borrower but not applied in accordance with any agreement between Borrower and Lender as to their application,

        (d) amounts necessary to pay costs of investigation and clean-up of hazardous materials and toxic substances on or affecting the Property,

        (e) damages suffered by Lender as a result of fraud or misrepresentation in connection with the Indebtedness by Borrower or any other person or entity acting on behalf of Borrower, and

        (f) amounts necessary to pay real estate taxes, special assessments and insurance premiums with respect to the Property (to the extent not previously deposited with Lender by Borrower pursuant to the provisions of the Lien Instrument following the caption entitled "DEPOSITS BY GRANTOR") either paid by Lender and not reimbursed prior to, or remaining due or delinquent on, either (i) the later of (A) the date on which title vests in the purchaser at the foreclosure sale of the Property pursuant to the Lien Instrument or (B) the date on which Borrower's statutory right of redemption shall expire or be waived, or
        (ii) the date of the conveyance of the Property to lender in lieu of foreclosure.

        This Note shall be governed by and construed in accordance with the laws of the State of Washington.


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        ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT,
MODIFY LOAN TERMS, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                        ESSEX PORTFOLIO L.P., a California
                                        limited partnership

                                        By:  Essex Property Trust, Inc., a
                                             Maryland corporation, general
                                             partner

                                        By:  /s/ Jordan E. Ritter
                                             ---------------------------------
                                             Its: Vice President
(corporate seal)

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